EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report included in Consolidated Eco-Systems, Inc.(formerly Exsorbet Industries, Inc.) Form 10-K, as amended, for each of the two years in the period ended December 31, 1995 and to all references to our Firm included in this registration statement (File No. 333-23087).

                                       COOPER, SHUFFIELD & COMPANY


                                       By: /s/
                                           -------------------------------
                                           DENNIS COOPER

MAY 29, 1997